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                                  EXHIBIT 99.1

                    JOINT FILING AGREEMENT FOR SCHEDULE 13D


         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.




                                     BARLOW PARTNERS II, L.P.
                                     By: BARLOW MANAGEMENT, INC., its
                                     General Partner


                                        /s/ George Murnane III
                                     --------------------------
                                     By:    George Murnane III, President


                                     BARLOW MANAGEMENT, INC.

                                        /s/ George Murnane III
                                     ---------------------------
                                     By: George Murnane III


                                        /s/ Jonathan G. Ornstein
                                     ---------------------------
                                     Jonathan G. Ornstein